[LOGO]
VANTAS

                     OFFICE SERVICE AGREEMENT

This Agreement is made March 24, 2000, by and between VANTAS Boca Raton, Inc. VANTAS ("Center") having offices known and numbered as Suite 200 (the "Facility") in the building located at 1200 North Federal Highway, Boca Raton, FL 33432 (the "Building) and INFE.com, Inc. ("client a(n) (corporation) with an address of 8000 Towers Crescent Drive, Suite 640, Vienna, VA 22182 for a term of 6 months, commencing on April 1, 2000 (the "Commencement Date") and ending on September 30, 2000 (the "Initial Term") unless renewed in accordance with Paragraph 3.

     In consideration of the foregoing, the parties for themselves, their heirs, legal representatives, successors and assigns, agree as follows:


     1.   Center's Obligations
          --------------------

     a. Subject to the terms and conditions of this Agreement, Center hereby agrees to provide Client for the Term (as defined below in Paragraph 3). (a) the exclusive use of Furnished Private Office(s) number(s) 066 located in the Facility (the "Premises; and (b) non-exclusive use of the following services.

*    Furnished, Decorated Reception Room with Professional
     Receptionist.

*    Personalized Telephone Answering During Office Hours

*    24 hour Voicemail

* 8 hours of Conference Room per month subject to prior scheduling and use by other clients

*    Corporate Identity on Lobby Director where Available

*    Receipt of Mail and Packages

*    Complete Kitchen Facilities with Coffee Service

*    Utilities and Maintenance

*    HVAC During Normal Business Hours

*    Janitorial Services

* 8 hours per month courtesy use of other VANTAS affiliated facilities. Locations subject to current affiliation and availability.

     b. If, for any reason, Center cannot deliver possession of the Premises to Client on the Commencement Date, this Agreement will be null and void.

     2.   Use.
          ----

The Premises will be used by client solely for general business and such other normally incident uses and for no other purpose, in strict accordance with the Operation Standards, which are annexed hereto as Schedule A. Client will not offer at the Premises any services which Center provides to its Clients, including, but not limited to those services described in Paragraph 1. Client will not make nor permit to be made any use of the Premises, Facility or Building which would violate any of the terms of this Agreement or which, directly or indirectly, is forbidden by law, rule or regulation, which may be dangerous to life, limb or property or which could in any way impair, interfere or tend to impair or interfere with the high quality character, reputation or appearance of the Building or the Facility of with any services performed by Center for Client or for others. The foregoing provisions will also apply to Client's Users (as defined in Paragraph 9.

     3.   Renewal
          -------

     Upon expiration of the Initial Term and on any subsequent renewal term (each, a "Renewal Term" and together with the Initial Term, the "Term") of this Agreement, the Agreement automatically will be extended for the same period of time as the Initial Term and upon the same terms and conditions as herein contained except for the amount of the Monthly Office Charge (as defined in Paragraph 4) then in effect, which will each be increased by seven percent (7%), unless either party notifies the other in writing within the period hereinafter specified hat the Agreement will not be extended. If Client has less than three offices, such notice will be given at least sixty (60) days prior to the expiration of the Initial Term or the Renewal Term, as the case may be.

     4.   Monthly Office Charge
          ---------------------

     a. For and during the Term of this Agreement, Client will pay to Center, on or before the first day of each month after the Commencement Date, the sum of $1,880.00 as Monthly Office Charge (subject to increase in accordance with Paragraph 3 above) for the Premises. If any payment of Monthly Office Charge or other charge due under this Agreement is not received within five (50 calendar days after its due date, the Client will also pay, in addition to Monthly Office Charge, a late payment change which will be an amount equal to ten percent (10%) of any amount owed to Center or
fifty dollars ($50.00) whichever is greater.   The Financial terms
of this Agreement are strictly confidential and Client agrees not to knowingly or willfully divulge this information to any other Client or potential Client of Center.


     b. This Monthly Office Charge payable during the Term of this Agreement is subject to increase following notification of any increase in the rent, operating expenses or taxes which the Center might receive under the Main Lease (as defined in Paragraph 20), including any increase in respect of past periods under the Term. Center will promptly notify Client in writing of any such increase, and will bill Client for its pro rata share thereof.

     c. The Monthly Office Charge is based on the value of the use of the Premises and services to be used by 1 person(s) only.
If more than said number of person(s) regularly uses the Premises


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        Exhibit - 10.20


or services the Monthly Office charge will be increased in an amount equal to $100.00 for each such additional person.

     d. If a Client check is returned for any reason, Client will pay and additional charge of $25.00 per returned check and, for the purpose of considering default and/or late charges, it will be as if the payment represented by the returned check had never been made.

     5.   Refundable Retainer.
          --------------------

     a. Client will deposit with Center $3,420.00 in good or certified funds, as a non-interest bearing refundable retainer. Center may use the refundable retainer to cure any default of Client under this Agreement, to restore the Premises, including any and all furniture, fixtures and equipment, provided by Center to its original condition and configuration, reasonable wear and tear excepted, to pay for repairs to any damage to the Premises, Facility and/or Building, caused by Client or Client's guests, or to pay any Monthly Office Charge or other charges that Client owes Center at or prior to the expiration of the Term of this Agreement.

     b. The refundable retainer (less any sums used by Center in accordance with the terms and conditions of this Agreement) will be returned within sixty (60) days after the termination of any services rendered or expiration of the Term. Client may not direct or request that the refundable retainer be applied in lieu of the final payment(s) of Monthly Office Charge or service charges under this Agreement.

     c. In the event that Center applies any of the refundable retainer deposited pursuant to this Agreement, Center will have the right to charge the Client, and Client will pay, in addition to any Monthly Office Charge, such sums as are necessary to cause the refundable retainer to be returned to its entire original amount.

     6.   Services
          --------

     a. Provided Client is not in default of this Agreement, Center will make available certain services to Client as more particularly described in Paragraph 1. Charges for such services will be included as part of the Monthly Office Charge.

     b. Client shall pay a monthly amount equal to $100.00 per office in respect of the monthly service package (the "Monthly Service Package"). Payment of such amount will be on the same terms and conditions as those governing the payment of the Monthly Service Charge. The Monthly Service Package will entitle the Client to receive upon request an aggregate of four hours per month of clerical and/or word processing services from the center.

          In addition to the Monthly Service Package, upon request, Center will make available to Client additional services as Center may make generally available, the charges for which will be established as per Center's then schedule rates as determined by Center. Payment for these services will be subject to the same terms and conditions as those governing the payment of the Monthly Service Charge. Center will have no obligation to provide such services if Client is in default of this Agreement or if the anticipated charges exceed the amount of the refundable retainer. When providing services to Client that involve third parties, Center will have the right to require Client to pay, or to reimburse the Center for, the fees and expenses of such third party in advance.

     7.   Telephone Services.
          -------------------

     a. Provided Client is not in default of this Agreement, Center will make available to Client a telecommunications package, the charges for which will be established as per Center's then scheduled rates as determined by Center. Payment for these services will be subject to the same terms and conditions as those governing the payment of the Monthly Office Charge. All telephone numbers used by Client will remain at all times the property of Center and Client will acquire no rights in the components of the telecommunications package whatsoever.

     b. Client hereby agrees to indemnify, hold harmless and reimburse Center for all charges associated with (1) any toll fraud traceable to telecommunications services provided by Center to Client including, but not limited to, unauthorized use of calling cards or telephone lines, and (2) any advertising costs of Client involving the telephone number assigned to it, including, without limitation, yellow pages advertising (it being understood that Center is under no obligation to procure such advertising and that any such advertising by Client is subject to the Operations Standards).

     c. It is expressly acknowledged and agreed that Center will be sole and exclusive provider of telecommunications services to Client. Client hereby agrees and covenants that it will not use any other telephone service or telephone carrier to provide it service in the Premises.

     d. Center shall not be liable for any interruption or error in the performance of its services to Client under this Paragraph "7". Client waives any recourse against Center arising from the prevision of such services, including, without limitation, any claim of business interruption or for any indirect, incidental, special, consequential or punitive damages, except for claims arising out of willful misconduct by Center.

     8.   Indemnity/Limitation of Liability Insurance.
          --------------------------------------------

     a. Client will indemnify and hold harmless Center from and against any loss, damage, injury, liability or expense to or of person or property occasioned by or resulting from any wilful misconduct or grossly negligent act on the part of Client or Client's Users. Center will not be liable to Client or to any other person on account of loss, damage or theft to any business or personal property of Client. Center will not be liable for any loss, damage, injury, liability or expense to or of person or property except as may result from Center's wilful misconduct or grossly negligent acts. Center will indemnify and hold harmless Client from and against any loss, damage, injury, liability or expenses to or of person or property occasioned by or resulting from any wilful misconduct or grossly negligent act on the part of Center, its agents, employees, or invitees, or persons permitted on the Premises by Center.

     b. Center will not be liable for any claim of business interruption or for any indirect, incidental, special, consequential, exemplary or punitive damages arising out of any failure to furnish any service or facility, any error or omission with respect thereto, or any delay or interruption of same.
Neither Center nor any of its agents, employees, officers or directors will be deemed to be making any representations or warranties, whether express or implied, as to the ability of any systems, including, without limitation, computer and electronic based equipment, relating to the Building, Facility or Premises or to any services to be provided hereunder to process date fields relating to the Year 2000 nor will any of them be liable for the failure of such systems to process such date fields. Center's liability under this Agreement will in no event exceed the amount paid by the Client for the services for which the claim arose. The parties agree to the allocation of risk contained herein.

     c. Client will, prior to the Commencement Date of this Agreement provide Center with a certificate of insurance evidencing General/Public Liability coverage with liability limits of not less than One Million Dollars ($1,000,000.00) per occurrence for Bodily Injury and/or Property Damage Liability and One Hundred Thousand Dollars ($100,000.00) per occurrence for Fire/Legal Liability.
Said insurance coverage will remain in force during the Term of this Agreement. VANTAS International Incorporated and VANTAS Boca Raton, Inc. will be named as an additional named insured on each of these policies. Clients' failure to provide or maintain such



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                                      __/s/__ Initials   __/s/__ Initials
        Exhibit - 10.20


insurance will not reduce or otherwise alter Client's liability or responsibility to pay any judgment rendered against Client for any liability or damages. All insurance required to be maintained by Client include a waiver of subrogation in favor of Center and the landlord under the Main Lease. Center will not have any obligation to maintain insurance for Client's benefit.

     d. The provisions of this Paragraph 8 will survive expiration or earlier termination of the term of this Agreement.

     9.   Operating Standards.
          --------------------

     The Operating Standards attached to this Agreement as Schedule A are hereby made an integral part of this Agreement. Client, it employees, agents, guests, invitees, visitors and/or any other persons caused to be present in and around the Premises by the Client ("Client's Users") will perform and abide by the Operating Standards then in effect.

     10.  Employment of Center's Employees.
          ---------------------------------

     Client agrees that it will not, during the Term of this Agreement and for a period of one year thereafter, directly or indirectly, employ or offer to employ any person who is or has been an employee of Center without prior consent from Center. If Client hires either an employee of Center or any person who has been an employee of Center within six months prior to the time such person is hired by Client, Client will be liable to Center for liquidated damages equal to six months wages of the employee, at the rate last paid that employee by Center. The provisions of this paragraph will survive the Term of this Agreement.

     11.   Access.
           -------

          Center and its agents will have the right of access to the Premises at the time for the purpose of (i) making any repairs, alterations and/or inspections which it deems necessary in its sold discretion or the preservation, safety or improvements of the Premises, or (ii) to show the Premises of prospective Clients, without in any way being deemed or held to have committed an eviction (constructive or otherwise) of or trespass against Client.

     12.   Relocation.
           -----------

     [DELETED]


     13.   Assignment and Subletting.
           --------------------------

     No assignment or subletting of the Premises, this Agreement or any part will be made by Client without Center's prior written consent, which consent may be withheld in Center's sole discretion. Center may assign its rights and obligations under Agreement in whole or in part without Client's consent.

     14.   Termination.
           ------------

     a. On expiration or earlier termination of the Term, Client will, without demand, promptly surrender and deliver the Premises, including any furniture, fixtures and equipment provided by Center, to Center in its original condition and configuration, reasonable wear and tear excepted. If Client fails to so surrender and deliver the Premises, Client agrees to pay Center, as liquidated damages, a sum equal to twice the Monthly Office Charge for each month or portion thereof that the Client retains possession of the Premises.

     b. If Client vacates the Premises and leaves behind any property, whatsoever, such property will be deemed abandoned by Client and may be disposed of with written notice to Client by Center at Client's expense and without liability to Center.

     c. In the event the Premises, the Facility or the Building is damaged, destroyed or taken by eminent domain either party may terminate this Agreement without liability on (30) days written notice to the other party.

     d. Upon early termination of the Main Lease, the Agreement will terminate without liability to any party unless the Landlord under such Main Lease elects to have this Agreement assigned to such Landlord or other entity as provided in such Main Lease.

     15.   Default and Remedies.
           ---------------------

     a. Client will be deemed to be in default of this Agreement if Client fails to fulfill any of its terms, conditions, covenants or provisions of this Agreement, including but not limited to (1) payment of Monthly Office Charge and/or any other charges hereunder within ten days of the date such charges became due; or abandonment and/or [illegible] r o f the Premises by the Client prior to expiration of the Term, or (2) if Client becomes insolvent, makes an assignment for the benefit of creditors or files a voluntary petition, or has an involuntary petition filed against it, under any bankruptcy or insolvency law.

     b. In the case of such default, the Center may, at its sole discretion, terminate this Agreement upon five days notice to the Client. Upon the expiration of the five day period, Client will vacate the Premises, the Center may

     i. re-enter and take possession of the Premises and remove all persons and property therefrom; and
     ii. disconnect any telephone lines installed for the benefit of Client; and
     iii. cease supplying Client with the services described in Paragraph 1 hereof.

If Client defaults and Center takes any of the foregoing action, or changes the locks, removes Client's property, or otherwise denies access to Client, Center will not be liable for any damages to the Client.

     c. In addition to the foregoing, Center may elect o accelerate all of the Client's obligations hereunder, including without limitation, Monthly Office Charge and other monthly recurring charges, for all or part of the term Center is under no obligation, implied or otherwise, to mitigate its damage(s) under default by Client.

     d. Should Center be unable to enter into another office service agreement relating to the Premises, or should Center enter into another office service agreement relating to the Premises for less than the Monthly Office Charge which Client is obligated to pay under this Agreement, Client will pay the amount of such deficiency, plus the expenses of entering into such other service agreement relating to the Premises, immediately in one lump sum, to Center upon demand and/or at Center's option as such obligations accrue hereunder.

     e. In connection with any default by Client under this Agreement, if Center incurs attorney's fees and/or costs of collection or of ensuring performance, Client will pay all such sums with interest, and such sums will be deemed to be owned by Client in addition to the Monthly Office Charge hereunder, and, if



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        Exhibit - 10.20


the Term has expired at the time of incurring such sums, such sums will be recoverable from Center as damages.

     16.  Mail & Telephone Forwarding.
          ----------------------------

     Upon expiration of the Term, Center will, unless otherwise instructed by client in writing no later than 30 days prior to the expiration of the Term, forward mail to Client at its new address and give out Client's new telephone number via a voice mail message for a period of three months at the rate of One Hundred and Fifty Dollars ($150.00) per month, which sums will be deducted from any amounts deposited with the Center from the refundable retainer deposited hereunder or will otherwise be paid to the Center in advance. Unless the Client pays the Charges set forth herein to the Center in advance, Center will have no obligation to provide the services set forth herein. Express as expressly provided herein, Center will have no obligation to notify any person or entity of Client's new telephone number and address.

     17.  Notices.
          --------

     Any notice under this Agreement will be in writing and will be either delivered by hand, first class mail or by overnight courier to the party at the address set forth below. Center hereby designates its address as:

     VANTAS Boca Raton, Inc. VANTAS
     1200 North Federal Highway
     Boca Raton, FL 33432

     Attn: Management

Client hereby designates its address (which address must be an address within the United States), as

     INFE.com
     Attn: Tom Richfield
     8000 Towers Crescent Drive, Suite 640
     Vienna, VA 22812
     Phone: (703)-734-5650
     Fax:

If such mail is properly addressed and mailed as above, it will be deemed notice for all purposes, given when sent or delivered, even if returned as undeliverable.

     18.  Severability.
          -------------

     The invalidity of any one or more of the sections, subsections, sentences, clauses or words contained in this Agreement or the application thereof to any particular set of circumstances, will not affect the validity of the remaining portions of this Agreement or of their valid application to any other set of circumstances. Regardless of whether or not either party has elected to consult with legal counsel in reviewing this Agreement, it is the intent of the parties that in no event will the terms, conditions or provisions of this Agreement be construed against either party as the drafter of this Agreement.

     19.  Execution by Client.
          --------------------

     The party or parties executing this Agreement on behalf of the Client warrant(s) and represent(s) that: (i) that such executing party (or parties) has (or have) complete and full authority to execute this Agreement on behalf of Client; and (ii) that Client will fully perform its obligation hereunder.

     20.  Miscellaneous.
          --------------

     a. Failure of the Center to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available for a breach thereof, or acceptance of full or partial payment during the continuance of any such breach, will not constitute a waiver of any such breach or any such term or condition. No term or condition of this Agreement required to be performed by Client and no breach thereof, will be waived, altered or modified, except by a written instrument executed by Center.

     b. Time is of the essence as to the performance by Client of all covenants, terms and provisions of this Agreement.

     c. This Agreement embodies the entire understanding between the parties relative to its subject matter, and will not be modified, changed or altered in any respect except in writing signed by all parties.

     d. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

     e. This Agreement is subject and subordinate to the Building lease governing the Facility, under which Center is bound as tenant (the "Main Lease") and the provisions of the Main Lease, other than as to the payment of Monthly Office Charge or other monies, are incorporated into this Agreement as if completely herein rewritten. Client will comply with and be bound by all provisions of the Main Lease except that the payment of the Monthly Office Charge will be governed by the provisions of this Agreement, and Client will indemnify and hold Center harmless from and against any claim or liability under the Main Lease arising from Client's breach of the Main Lease or this Agreement.

     IN WITNESS WHEREOF, Center and Client have executed this
Agreement as of the date first above written.


CENTER:____________________________________

By:_________________________________________

CLIENT:              INFE.com
       -------------------------------------

By:             /s/Harold Mohn
   -----------------------------------------
(If a corporation)

Name:             Harold Mohn
     ---------------------------------------
Title:               CFO
      --------------------------------------

               [Corporate Seal]


CLIENT:
(If an individual or partnership)

By:______________________________________

By:______________________________________




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        Exhibit - 10.20



SCHEDULE A       OPERATING STANDARDS
------------------------------------

1. Clients and their guests will conduct themselves in a businesslike manner, proper attire will be worn at all times, and the noise level will be kept to a level so as not to interfere with or annoy other Clients.

2. Client will not provide or offer to provide any services to Center's customers if such services are available from Center.

3. Client will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

4. Clients using public areas may only do so with the consent of the Center, and those areas must be kept neat and attractive at all times.

5. Client will not conduct any activity within the Premises, Facility or Building which in the sole judgment of the Center will create excessive traffic or is inappropriate to a shares office environment.

6. Client may not conduct business in the corridors or any other areas except in its designated offices or conference rooms without the written consent of Center.

7. All corridors, halls, elevators and stairways will not be obstructed by Client or used for any purpose other than normal egress and ingress.

8. No advertisement, identifying signs or other notices will be inscribed, painted or affixed on any part of the corridors, doors, windows or public areas.

9. Without Center's prior written consent, Client is not permitted to place "mass market", direct mail or advertising (i.e. newspaper, classified advertisements, yellow pages, billboards) using Center's assigned telephone number or take any such action that would generate an excessive number of incoming calls.

10. Client will not solicit clients of Center or their employees in the Building without first obtaining Center's prior written consent.

11. Immediately following Client's use of conference room space and/or audio/visual equipment, Client will clean up and return the space and equipment to the state and condition it was prior to Client's use. If not, Center may charge Client for any other services required to restore the conference space and/or equipment to its original condition.

12. Center must be notified in writing if Client desires to utilize the conference room or other common areas of the Facility during evening or weekend hours. Center may deny the Client access if the desired usage is inappropriate and may disrupt normal operations.

13. Client will not, without Center's prior written consent, store or operate any computer (except a desktop/laptop computer or fax machine) or any other large business machines, copier and postage equipment, heating equipment, stove, speaker phones, radios, stereo equipment, or other mechanical amplification equipment, refrigerator or coffee equipment, or conduct a mechanical business, do any cooking, or use or allow to be used on the Premises oil, burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire or explosives will be brought into said Premises or Facility. No offensive gases, odors or liquids will be permitted.

14. Client will bring no animals into the Premises or Facility except for those assisting disabled individuals.

15. Client will not remove furniture fixtures or decorative material from offices or common areas without the prior written consent of Center.

16. Client will not make any addition copies of any Center issued keys. All keys and security cards are the property of Center and must be returned upon request or by the close of business on the expiration or sooner termination of the Agreement term. Any lost or unreturned keys or cards will incur a Twenty-Five Dollar ($25.00) per item charge and the cost to re-key the office.

17. Client will not smoke or allow smoking in any area of the Facility, including the Premises, and will comply with all governmental regulations and ordinances concerning smoking.

18. Client will not allow more than three visitors in the reception lobby of the Premises at any one time.

19.  Client's parking rights (if any) are defined by the Main
     Lease.   Landlord reserves the right to modify parking
     arrangements if required to do so by Building Management.

20. Any alterations to the Premises requested by Client, including affixing anything to the walls of the Premises, will be done only (i) with the written permission of Center, which permission may be withheld by the Center for any reason whatsoever, and (ii) by an agent of the Center's choosing at the Client's sole cost and expense.

21. Any equipment desired to be used and or installed by the client, other than those machines ordinarily used for regular office purposes (i.e. personal computers, personal printers, calculators, adding machines, etc.) will be subject to the Center's prior written consent to any such use or installation.

22. Client will cooperate and be courteous with all other occupants of the Facility and Center's staff and personnel.

23.  Upon request, Client will use a chair mat.

24. Center reserves the right, without prior notice, to modify any of the foregoing and to make such other reasonable rules and regulations as in its sole discretion may from time to time be needed for the safety, care, appropriate operation and cleanliness of the Facility.


         Exhibit - 10.20


SCHEDULE OF SERVICES
_________________________________________________________________

                        BILLABLE SERVICES

CLERICAL SERVICES (MINIMUM 12 MINUTES)..............................  $24/HR
Examples include filing, extensive fax transmissions, photocopying, handwritten messages, metering mail for mass mailings, on-demand call patching or paging, concierge services, catering and preparation, UPS and express package preparation, telemarketing and notary services.

WORD PROCESSING (MINIMUM 18 MINUTES)................................. $30/HR
Examples include straight keyboarding without any additional attributes, tape transcription and database entry.

DESKTOP PUBLISHING/ADVANCE COMPUTER SERVICES (MINIMUM 18 MINUTES)...STARTS AT
                                                                    $40/HR
Examples include charts and graphs, database development, page layout and composition, scanning, PowerPoint[R] presentations, resumes and internet services.

* Standard turnaround time for a billable services project is 8 business hours from the time of the request. A rush charge of 50% will apply if another client's project must be put on hold in order to complete the "rush" client's project before the 8 business hours are up.
* If overtime is requested by the client to complete a project, an additional 100% will apply over and above the standard hourly rate.
* All billing in accordance with Industry Production Standards published by the Executive Suite Association.
*    Billed in 6 minute increments in accordance with Industry
     Production Standards.

                   TELECOMMUNICATIONS SERVICES

TELEPHONE EQUIPMENT.......................................$125/PER SET/MONTH
Includes phone with built-in speaker phone, DID phone number, 2 roll-over lines, and one line directory listing

FAX OR DATA LINE..........................................$60/PER LINE/MONTH

ADDITIONAL DID LINE.......................................$50/PER LINE/MONTH

PHONE, FAX OR DATA LINE INSTALLATION...........................$150/ONE-TIME
                                                      CHARGE/LINE/SET-UP FEE

ADDITIONAL VOICE MAIL BOX OR AUTO ATTENDANT........................$25/MONTH

VIDEO CONFERENCING (WHERE AVAILABLE)............$150/HR+$50 SET-UP FEE+USAGE

OUTPAGING................................................$25/MONTH PER PAGER

PROGRAMMING VOICEMAIL TO PAGER.....................$25 PROGRAMMING FEE/PAGER

CALL PATCHING (UP TO 100 PATCHES)..................$50/MONTH PER PERSON+USAGE

CALL PATCHING SET-UP FEE..........................................$25/NUMBER

CALL SCREENING..........................................$50/MONTH PER PERSON

TELECOM MOVES, ADDS, OR CHANGES..............................STARTING AT $75


                      OFFICE ACCESS PROGRAMS

MAIL ACCESS         $75/MONTH....................................$100/MONTH

TELEPHONE ACCESS    $100/MONTH...................................$125/MONTH

OFFICE ACCESS       $225/MONTH...................................$295/MONTH

* Office Access includes 4 hours of conference room, office and/or workstation time, can be customized if the client requires additional hours.



                                                           [LOGO]
                                                           VANTAS

         Exhibit - 10.20


SCHEDULE OF SERVICES
_________________________________________________________________

                        TECHNICAL SERVICES

TECHNICAL SERVICES...........................................$75 - $125/HOUR
Including, but not limited to, installing computer equipment, troubleshooting, software installation and hardware upgrades.

LAN CONNECTIVITY..............................................$25/MONTH/USER

DEDICATED T-1 OR DSL (REQUIRES LAN CONNECTIVITY).............$100/MONTH/USER

LAN CONNECTIVITY AND CABLE INSTALLATION........................$150/PER DROP

T-1 INSTALLATION/TECHNICAL SERVICES................................$125/HOUR

EMAIL ACCOUNTS (GENERIC)............................................$8/MONTH

EMAIL ACCOUNTS (PERSONAL DOMAIN)...................................$12/MONTH

DOMAIN NAME REGISTRATION...........................................$150/EACH

WEB PAGE DESIGN...................$180/FRONT PAGE; $120/EACH ADDITIONAL PAGE

WEB PAGE EDITS AND UPDATES...........................................$100/HR
          Minimum 30 minutes, billed in 15-minute increments.


                  MISCELLANEOUS SUPPORT SERVICES

PHOTOCOPIES....................................................1-350 $.15 EA
                                                             350-700 $.12 EA
                                                            701-1000 $.10 EA
                                                           1001-2000 $.08 EA
                                                               2001+ $.06 EA

FACSIMILE SERVICES.............................$1.50 PER PAGE + COST OF CALL

OFFICE SUPPLIES.................................NATIONAL DISCOUNTS AVAILABLE

POSTAL SERVICE, UPS, LOCAL COURIER...........................20% SERVICE FEE

FEDERAL EXPRESS.................................NATIONAL DISCOUNTS AVAILABLE

STORAGE...................................VARIES PER CENTER; WHERE AVAILABLE

CONFERENCE ROOMS OR GUEST OFFICES...........................$25/HR; $150/DAY

*   Training Rooms available in some locations

* Cancellation fee of 30% if scheduled conference room is not cancelled within 8 hours of scheduled time

*   Conference Rooms Include Complementary Overhead, Easel and VCR

LCD PROJECTOR RENTAL...........................$250/HALF DAY; $400/FULL DAY

MOVING FURNITURE..................................................$25 PIECE

OFFICE SET-UP FEE......................................$150-$250/PER OFFICE

RELOCATING OFFICES WITHIN THE CENTER..........................$50.00/OFFICE

ADDITIONAL FURNITURE...................................PIECES VARY BY PIECE

LOST SECURITY CARD, KEYS, ETC....................................... $25.00

PARKING..................................VARIES PER CENTER; WHERE AVAILABLE

    VANTAS reserves the right to adjust pricing as necessary.




          Exhibit - 10.20